Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$13,591,530
Unrealized Gain (Loss) on Market Value of Commodity Futures	(4,454,870)
Dividend Income	3,368
Interest Income	1,386
ETF Transaction Fees	2,100
Total Income (Loss)	$9,143,514

Expenses
General Partner Management Fees	$102,251
Professional Fees	37,136
Brokerage Commissions	3,113
Directors' Fees and insurance	4,718
NYMEX License Fee	2,556
SEC & FINRA Registration Expense	12,865
Total Expenses	$162,639
Net Income (Loss)	$8,980,875

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/21	$202,364,386
Withdrawals (1,050,000 Shares)	(24,455,513)
Net Income (Loss)	8,980,875

Net Asset Value End of Month	$186,889,748
Net Asset Value Per Share (8,000,000 Shares)	$23.36

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596